EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in Registration Statements No. 33-25922C and No. 333-81867 of Telident, Inc. on Form S-8 and Registration Statements No. 333-67741 and No. 33-99054 of Telident, Inc. on Form S-3 of our report dated August 2, 1999 in the Annual Report on Form 10-KSB of Telident, Inc. for the fiscal year ended June 30, 1999.

Deloitte & Touche LLP


Minneapolis, Minnesota
September 22, 1999